P. O. Box 830104
Dallas, TX  75283-0104
Tel 214 508-1200

NATIONSBANK

July 7, 1998

Quicksilver Resources Inc.
1619 Pennsylvania Avenue
Fort Worth, Texas 76104
Attention:  Mr. Glenn Darden
            Vice President

     Re:  Senior Credit Facility

Dear Glenn:

NationsBank, N.A. ("NationsBank") is pleased to offer to be the Administrative Agent (in such capacity, the "Agent") for a senior revolving credit facility to Quicksilver Resources Inc. in an amount up to the lesser of (i) the Borrowing Base in effect from time to time, or (ii) $200,000,000 (the "Facility"). The initial Borrowing Base will be $85,000,000. NationsBank is also pleased to offer its commitment to lend up to the full $85,000,000 initial Borrowing Base upon and subject to the terms and conditions of this letter and the Summary of Terms and Conditions attached hereto as Annex I (the "Term Sheet"). All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Term Sheet. Furthermore, NationsBanc Montgomery Securities LLC ("NMS") is pleased to act as Arranger and Syndication Agent for the Facility to form a syndicate of financial institutions (the "Lenders") reasonably acceptable to you for the Facility.

The obligations of NationsBank and NMS hereunder are subject to the satisfaction of each of the following conditions precedent:

     (a)  each of the terms and conditions set forth herein;

     (b)  each of the terms and conditions set forth in the Term Sheet;

     (c) execution of a fee letter among the Borrower and NationsBank and NMS prior to or concurrently with the acceptance of this letter by the Borrower;

     (d) the negotiation, execution and delivery of definitive documentation with respect to the Facility consistent with the Term Sheet and otherwise satisfactory to NationsBank and NMS;

     (e) there not having occurred and being continuing since the date hereof a material adverse change in the market for syndicated bank credit facilities or a material disruption of, or a material adverse change in, financial, banking or capital market conditions, in each case as determined by NationsBank and NMS in their sole discretion; and

     (f) MSR Exploration, Ltd. ("MSR") shall have merged with and into Borrower, with Borrower being the surviving corporation, all on terms and conditions satisfactory to NationsBank and NMS.

NationsBank will act as Administrative Agent and NMS will act as Arranger and Syndication Agent for the Facility. No additional agents will be appointed without the prior approval of NationsBank, NMS and Borrower.

Furthermore, the obligations of NationsBank and NMS hereunder are based upon the financial and other information regarding the Borrower, MSR and their subsidiaries previously provided to NationsBank and NMS and are subject to the condition, among others, that there shall not have occurred after the date of such information, in the opinion of NationsBank and NMS, any material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower, MSR and their subsidiaries, taken as a whole. If the continuing review by NationsBank and NMS of the Borrower or MSR discloses information relating to conditions or events not previously disclosed to NationsBank and NMS or relating to new information or additional developments concerning conditions or events previously disclosed to NationsBank and NMS which NationsBank and NMS in their good faith sole discretion believe could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, properties, business, operations or prospects of the Borrower, MSR and their subsidiaries, taken as a whole, NationsBank and NMS may, in their sole discretion, suggest alternative financing amounts or structures that ensure adequate protection for the Lenders or decline to participate in or arrange the Facility.

You agree to actively assist NationsBank and NMS in achieving a syndication of the Facility that is satisfactory to NationsBank and NMS and you. In the event that such syndication can not be achieved in a manner reasonably satisfactory to NationsBank, NMS and you under the structure outlined in the Term Sheet and pursuant to the terms set forth in the Credit Agreement, you agree to reasonably cooperate with NationsBank and NMS in developing such modifications and/or amendments to the Credit Agreement and the Facility reasonably satisfactory to the Borrower that will permit a satisfactory syndication of the Facility. Syndication of the Facility will be accomplished by a variety of means, including direct contact during the syndication between senior management and advisors of the Borrower and the proposed Lenders. To assist NationsBank and NMS in the syndication efforts, you hereby agree to (a) provide and cause your advisors to provide NationsBank and NMS and the other Lenders upon request with all information reasonably deemed necessary by NationsBank and NMS to complete syndication, (b) assist NationsBank and NMS upon their reasonable request in the preparation of an Information Memorandum to be used in connection with the syndication of the Facility and (c) otherwise assist NationsBank and NMS in their syndication efforts, including by making available officers and advisors of the Borrower and MSR and its subsidiaries from time to time to attend and make presentations regarding the business and prospects of the Borrower or MSR and their respective subsidiaries, as appropriate, at a meeting or meetings of prospective Lenders. You further agree to refrain from engaging in any additional financings for the Borrower or MSR and their respective subsidiaries during such syndication process unless otherwise agreed to by NationsBank and NMS.

It is understood and agreed that NationsBank and NMS, after consultation with you, will manage and control all aspects of the syndication, including decisions as to the selection of proposed Lenders reasonably acceptable to you and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. It is understood that no Lender participating in the Facility will receive compensation from you outside the terms contained herein and in the Term Sheet in order to obtain its commitment. It is also understood and agreed that the amount and distribution of the fees among the Lenders will be at the sole discretion of NationsBank and NMS and that any syndication prior to execution of definitive documentation will reduce the commitment of NationsBank.

You hereby represent, warrant and covenant that (i) all information, other than Projections (as defined below), which has been or is hereafter made available to NationsBank and NMS or the Lenders by you or any of your representatives in connection with the transactions contemplated hereby ("Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and (ii) all financial projections concerning, the Borrower that have been or are hereafter made available to NationsBank and NMS or the Lenders by you or any of your representatives (the "Projections") have been or will be prepared in good faith based upon reasonable assumptions. You agree to furnish us with such Information and Projections as we may reasonably request and to supplement the Information and Projections from time to time until the closing date for the Facility so that the representation and warranty in the preceding sentence is correct on such date. In arranging and syndicating the Facility, NationsBank and NMS will be using and relying on the Information and the Projections without independent verification thereof.

By acceptance of this offer, Borrower agrees to pay all reasonable out-of-pocket fees and expenses (including reasonable attorneys' fees and expenses) incurred before or after the date hereof by NationsBank and NMS in connection with the Facility and the syndication thereof

In the event that NationsBank and NMS become involved in any capacity in any action, proceeding, or investigation in connection with any matter contemplated by this letter, the Borrower will reimburse NationsBank and NMS for their legal and other expenses (including the cost of any investigation and preparation) as they are incurred by NationsBank and NMS. The Borrower also agrees to indemnify and hold harmless NationsBank and NMS and their affiliates and their respective directors, officers, employees and agents (the "Indemnified Parties") from and against any and all losses, damages and liabilities, joint or several, arising out of any claims, demands or causes of actions related to or arising out of any matters contemplated by this letter (including any arising, out of the negligence of any Indemnified Party), unless and only to the extent that it shall be finally judicially determined that such losses, claims, damages or liabilities resulted primarily from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification.

The provisions of the immediately preceding two paragraphs shall remain in full force and effect regardless of whether definitive financing documentation for the Facility shall be executed and delivered and notwithstanding the termination of this letter or the obligations of NationsBank and NMS hereunder.

Neither this offer nor the undertaking and commitment contained herein may be disclosed to or distributed to any other party in any form other than MSR, Borrower's attorneys, advisors, directors and shareholders or as otherwise may be required by applicable law, including disclosure requirements of the Securities Exchange Commission.

As described herein and in the Term Sheet, NMS will act as Arranger and Syndication Agent and NationsBank will act as Administrative Agent, respectively, for the Facility. NationsBank reserves the right to allocate, in whole or in part, to NMS certain fees payable to NationsBank in such manner as NationsBank and NMS agree in their sole discretion. You acknowledge and agree that NationsBank may share with any of its affiliates (including specifically NMS) any information relating to the Facility, the Borrower and its subsidiaries and affiliates.

This letter shall be governed by the laws of the State of Texas without regard to its principles of conflicts of laws. This letter may be modified or amended only in writing. This letter is not assignable by Borrower without the prior written consent of NationsBank and NMS. This letter supersedes and replaces any and all proposals or commitment letters previously delivered by NationsBank and NMS to Borrower relating to the Facility.

This offer will expire at 5:00 p.m. CST on July 10, 1998 unless Borrower executes this letter and returns it to NationsBank and NMS prior to that time (which may be by facsimile transmission), whereupon this letter shall become a binding agreement. Thereafter, this undertaking, and commitment will expire at 5:00 p.m. CST on September 30, 1998 unless definitive Facility documentation is executed and delivered prior to that time.

THIS WRITTEN AGREEMENT (WHICH INCLUDES THE SUMMARY OF TERMS AND CONDITIONS) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Very truly yours,

NATIONSBANK, N.A.,
     Individually and as Administrative Agent


By:  /s/ J. Scott Fowler
     -------------------------
     J. Scott Fowler,
     Vice President


NATIONSBANC MONTGOMERY SECURITIES LLC


By: /s/ David E. Hunt
   ---------------------------
Name: David E. Hunt
   ---------------------------
Its: Managing Director
   ---------------------------


Accepted and Agreed To:

QUICKSILVER RESOURCES INC.


By: /s/ Glenn Darden
   ---------------------------
Title: Vice President
   ---------------------------

                                    ANNEX I                         CONFIDENTIAL
                           QUICKSILVER RESOURCES INC.
               SUMMARY OF INDICATIVE/PROPOSED TERMS & CONDITIONS
                                 JULY 7, 1998

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BORROWER:           Quicksilver Resources Inc., the survivor of a merger between
                    Quicksilver Resources Inc. and MSR Exploration, Ltd.
                    ("MSR").

GUARANTORS:         The Credit Facility shall be guaranteed by all present and future subsidiaries of the Borrower. All guarantees shall be guarantees of payment and not of collection.

ARRANGER &
SYNDICATION AGENT:  NationsBanc Montgomery Securities LLC ("NMS").

AGENT: NationsBank, N.A. ("Agent") will act as sole and exclusive administrative and collateral agent. As such, NationsBank will negotiate with the Borrower, act as the primary contact for the Borrower and perform all other duties associated with the role of exclusive administrative agent. No other agents or co-agents may be appointed without the prior written consent of NationsBank and NMS.

LENDERS: A syndicate of financial institutions (including NationsBank) arranged by NMS, which institutions shall be acceptable to the Burrower and the Agent (collectively, the "Lenders").

SENIOR CREDIT
FACILITY:           A revolving credit facility under which availability will be limited to the lesser of (a) $200,000,000, or (b) the Borrowing Base in effect from time to time.

PURPOSE: The proceeds of the Credit Facility shall be used (a) to refinance indebtedness owed by Borrower to NationsBank, N.A., (b) to refinance indebtedness owed by MSR to Banque Paribas which will be assumed by Borrower as a result of its merger with MSR, (c) to finance the acquisition and development of oil and gas properties, (d) the issuance of letters of credit, and (e) for other lawful corporate purposes.

MATURITY:           The Credit Facility shall terminate and all amounts
                    outstanding thereunder shall be due and payable in full 5 years from Closing (the "Maturity Date").

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QUICKSILVER RESOURCES INC.             1   NATIONSBANC MONTGOMERY SECURITIES LLC

AVAILABILITY:       Loans and Letters of Credit under the Facility will be
                    available on a revolving basis until the Maturity Date in an amount outstanding at any time not to exceed (a) the Borrowing Base in effect from time to time, or (b)
                    $200,000,000.

LETTER OF CREDIT
SUBLIMIT:           Up to 10% of the Borrowing Base will be available for the
                    issuance of Letters of Credit issued by the Agent for a term up to one year, but in all events expiring on or before the Maturity Date and otherwise in form and substance reasonably satisfactory to Agent.

BORROWING BASE:     The initial Borrowing Base will be $85,000,000. The
                    Borrowing Base, will be redetermined semi-annually by Lenders in their sole discretion throughout the duration of the Credit Facility based on annual third party and semi-annual in house engineering provided by Borrower, all of which shall be acceptable to Agent. Any increase in the Borrowing Base resulting from a redetermination (including any unscheduled redetermination referenced in the next succeeding paragraph) shall be approved by all Lenders. Any decrease or reaffirmation of an existing Borrowing Base shall be approved by Majority Lenders.

                    Majority Lenders shall have the right to request an unscheduled redetermination of the Borrowing Base once during each period between scheduled redeterminations. Borrower will have the right to request an unscheduled redetermination once during each period of twelve consecutive months.

                    A borrowing base deficiency will exist if the amount outstanding under the Credit Facility exceeds the Borrowing Base in effect at any time. Any deficiency must be eliminated, at Borrower's option, in either (a) a single lump sum, or (b) in six equal monthly installments.

SECURITY:           The Credit Facility shall be secured by a first priority
                    mortgage lien on all existing and further acquired oil and gas properties, related contracts and other rights owned by Borrower and evaluated for purposes of the Borrowing Base.
                    The Credit Facility shall also be secured by a first and prior security interest in the issued and outstanding capital stock of all existing or hereafter created or acquired subsidiaries of Borrower.

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QUICKSILVER RESOURCES INC.             2   NATIONSBANC MONTGOMERY SECURITIES LLC

                    The foregoing security shall ratably secure the Credit Facility and any commodity swap, interest rate swap or similar agreements with a Lender under the Credit Facility.

MANAGEMENT
AGREEMENT:          Mercury Exploration Company ("Mercury") shall enter into a
                    Management Agreement with Borrower (which shall be approved by Agent) pursuant to which Mercury will (a) act as operator for all of Borrower's oil and gas properties which Borrower or Mercury operates, (b) provide general and administrative services as necessary for the operation of Borrower's business, and (c) arrange for the sale of gas produced by Borrower under the Consumers' Power Contract and/or comparably priced contracts. The services provided under the Management Agreement will be provided at no cost to Borrower other than COPAS reimbursements allowed under applicable joint operating agreements to which Mercury or Borrower is a party.

OPTIONAL
PREPAYMENTS
AND COMMITMENT
REDUCTIONS:         The Borrower may prepay the Credit Facility in whole or in part at any time without penalty, subject to reimbursement of the Lenders' breakage and redeployment costs in the case of prepayment of LIBOR borrowings.

CONDITIONS PRE-
CEDENT TO CLOSING:  The initial funding of the Credit Facility will be subject to satisfaction of the conditions precedent deemed appropriate by the Agent and the Lenders including, but not limited to, the following:

                    The completion of all due diligence with respect to the Borrower, MSR Exploration, Ltd. and their subsidiaries in scope and detail satisfactory to NationsBank and NMS in their sole discretion.

                    The negotiation, execution and delivery of definitive documentation with respect to the Credit Facility satisfactory to NMS, the Agent and the Lenders.

                    The Agent shall have received (a) satisfactory opinions of counsel to the Borrower and the other obligors (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the documents for the Credit Facility) and such

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QUICKSILVER RESOURCES INC.             3   NATIONSBANC MONTGOMERY SECURITIES LLC
                    corporate resolutions, certificates and other documents as the Agent shall reasonably require and (b) satisfactory evidence that the Agent (on behalf of the Lenders) holds a perfected, first priority lien in all collateral for the Credit Facility, subject to no other liens except for permitted liens to be determined.

                    The Agent shall have received and, in each case, approved
                    (a) the consolidated financial statements of the Borrower (or its predecessors) and MSR and their respective subsidiaries for the fiscal years ending September 30, 1997 (in the case of Borrower's predecessors) and December 31, 1997 in the case of MSR, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, and (b) the interim unaudited consolidated financial statements for Borrower (or its predecessors) and MSR for the fiscal quarter ended March 31, 1998 (and for the portion of Borrower's or its predecessors) and MSR's fiscal year then ended, including balance sheets and income and cash flow statements all prepared in accordance with GAAP.

                    There shall not have occurred a material adverse change since September 30, 1997 (in the case of Borrower) or December 31, 1997 (in the case of MSR) in the business, assets, operations, condition (financial or otherwise) or prospects of the Borrower, MSR or their respective subsidiaries or in the facts and information regarding such entities as represented to date.

                    Agent shall have completed and approved a review of title to and the status of the environmental condition of Borrower's oil and gas properties.

                    Lenders shall have completed a review and approved an engineering report of Borrower's and MSR's oil and gas properties.

                    The absence of any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports to affect the Borrower or MSR or their respective subsidiaries or any transaction contemplated hereby, or that could have a material adverse effect on the Borrower or its subsidiaries or any transaction contemplated hereby or on the ability of the Borrower and its subsidiaries to perform their obligations under the documents to be executed in connection with the Credit Facility.

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QUICKSILVER RESOURCES INC.             4   NATIONSBANC MONTGOMERY SECURITIES LLC

                    Borrower, MSR and their respective subsidiaries shall be in compliance with all existing financial obligations.

                    The absence of any disruption or adverse change in the financial or capital markets generally which the Agent or NMS, in their sole reasonable discretion, deems material in connection with the syndication of the Credit Facility.

                    The Agent's satisfaction that (a) the Borrower and its subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing the Borrower and its subsidiaries as a result of what is commonly referred to as the 'Year 2000 problem' (i.e., the inability of certain computer applications to recognize correctly and perform date-sensitive functions involving certain dates prior to and after December 31, 1999), including risks resulting from the failure of key vendors and suppliers of the Borrower and its subsidiaries to successfully address the Year 2000 problem, and (b) the Borrower's and its subsidiaries' material computer applications and those of its key vendors and suppliers will, on a timely basis, adequately address the Year 2000 problem in all material respects.

                    Receipt and review, with results satisfactory to the Agent and its counsel, of information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of the Borrower and its subsidiaries.

                    MSR shall have merged with and into Borrower with Borrower being the surviving Corporation, all on terms and conditions satisfactory to Agent and Lenders.

REPRESENTATIONS &
WARRANTIES:         Usual and customary for transactions of this type, to
                    include without limitation: (i) corporate status; (ii) corporate power and authority/enforceability; (ii) no violation of law or contracts or organizational documents;
                    (iii) no material litigation; (v) correctness of specified financial statements and no material adverse change; (vi) no required governmental or third party approvals; (vii) use of proceeds/compliance with margin regulations; (viii) status under Investment Company Act; (ix) ERISA; (x) environmental matters; (xi) perfected liens and security interests; (xii)
                    Year 2000 matters; and (xiii) payment of taxes.

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QUICKSILVER RESOURCES INC.             5   NATIONSBANC MONTGOMERY SECURITIES LLC

COVENANTS:          Usual and customary for transactions of this type, to
                    include without limitation: (i) delivery of financial statements and other reports; (ii) delivery of compliance certificates; (iii) delivery of annual third party reserve reports and semi-annual internally prepared reserve reports and other information Agent or Lenders may request, (iv) notices of default, material litigation and material governmental and environmental proceedings; (v) compliance with laws; (vi) payment of taxes; (vii) maintenance of insurance; (viii) limitation on liens; (ix) limitations on mergers, consolidations and sales of assets; (x) limitations on incurrence of debt; (xi) prohibitions on dividends and stock redemptions and the redemption and/or prepayment of other debt; (xii) limitations on investments; (xiii) ERISA;
                    (xiv) limitation on transactions with affiliates, and (xv) maintenance of required hedging transactions and limitations on hedging transactions.

                    Financial covenants to include (but not limited to) maintenance of a current ratio of 1.0 to 1.0. Current maturities of long term debt to be excluded from current maturities.

EVENTS OF DEFAULT:  Usual and customary in transactions of this nature, to include, without limitation, (i) nonpayment of principal, interest, fees or other amounts, (ii) violation of covenants, (iii) inaccuracy of representations and warranties, (iv) cross-default to other material agreements and indebtedness, (v) bankruptcy, (vi) material judgments,
                    (vii) ERISA, (viii) actual or asserted invalidity of any loan documents or security interests and (ix) Change in Control of the Borrower, which shall occur if (a) a person or any group, and any affiliate of any such person other than the Darden Family Group shall beneficially own, directly or indirectly, an amount of the outstanding capital stock, of the Borrower entitled to 40% or more of the voting power of all the (outstanding capital stock of the Borrower or (b) unless the Majority Lenders have previously granted their consent, the Darden Family Group shall; own beneficially, directly or indirectly (including through Mercury and Quicksilver Energy L.C. as long as the Darden Family Group owns voting control of each such entity), an amount of the outstanding capital stock of the Borrower entitled to less than 51% of the voting power of all the outstanding capital stock of the Borrower.

ASSIGNMENTS/
PARTICIPATIONS:     Each Lender will be permitted to make assignments in a
                    minimum amount of $5,000,000 to other financial institutions approved by the Borrower and the Agent, which approval shall not be unreasonably

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QUICKSILVER RESOURCES INC.             6   NATIONSBANC MONTGOMERY SECURITIES LLC
                    withheld. Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate, and maturity date and releases of collateral and guarantors. An assignment fee of $3,500 is payable by the Lender to the Agent upon any such assignment occurring (including, but not limited to an assignment by a Lender to another Lender).

WAIVERS &
AMENDMENTS:         Amendments and waivers of the provisions of the loan
                    agreement and other definitive credit documentation will require the approval of Majority Lenders, except that the consent of all the Lenders shall be required with respect to
                    (i) increases in commitment amounts, (ii) reductions of principal, interest, or fees, (iii) extensions of scheduled maturities or times for payment, (iv) releases of all or substantially all collateral, (v) releases of guarantors, and (vi) increases in the Borrowing Base.

INDEMNIFICATION:    The Borrower shall indemnify the Lenders from and against
                    all losses, liabilities, claims, damages or expenses relating to their loans, the Borrower's use of loan proceeds or the commitments, including but not limited to reasonable attorneys' fees and settlements costs. This indemnification shall survive and continue for the benefit of the Lenders at all times after the Borrower's acceptance of the Lenders' commitment for the Credit Facility, notwithstanding any failure of the Credit Facility to close.

CLOSING:            On or before September 30, 1998.

GOVERNING LAW:      Texas.

FEES/EXPENSES:      As outlined in ADDENDUM I.

OTHER: This term sheet is intended as an outline only and does not purport to summarize all the conditions, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation for the Credit Facility contemplated hereby. The Borrower shall waive its right to a trial by jury.

MAJORITY LENDERS:   Lenders holding 66.67% of the Loans and Commitment.

COUNSEL FOR AGENT:  Vinson & Elkins L.L.P.


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QUICKSILVER RESOURCES INC.             7   NATIONSBANC MONTGOMERY SECURITIES LLC

THIS SUMMARY OF INDICATIVE TERMS IS CONFIDENTIAL AND MAY NOT BE DISCLOSED TO OR DISTRIBUTED TO ANY OTHER PARTY IN ANY FORM OTHER THAN BORROWER'S ATTORNEYS, ADVISORS, DIRECTORS, SHAREHOLDERS AND MSR, OR AS OTHERWISE MAY BE REQUIRED BY APPLICABLE LAW, INCLUDING DISCLOSURE REQUIREMENTS OF THE SECURITIES EXCHANGE COMMISSION.





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QUICKSILVER RESOURCES INC.             8   NATIONSBANC MONTGOMERY SECURITIES LLC

                                   ADDENDUM I
                               FEES AND EXPENSES


COMMITMENT FEE:     A commitment fee equal to the basis points set forth in the table below (calculated on a per annum basis based on the actual number of days elapsed in a year of 360 days) shall be payable on the unused portion of the Borrowing Base. The commitment fee shall be paid quarterly in arrears following the Closing.

INTEREST RATES:     The Credit Facility shall bear interest at a rate equal to
                    LIBOR plus the Applicable Margin or the Alternate Base Rate
                    (defined as the higher of (i) the NationsBank prime rate and (ii) the Federal Funds rate plus 0.50%); provided, that if during the 180 day period following the Closing, any breakage costs, charges or fees are incurred with respect to LIBOR loans on account of the syndication of the Credit
                    Facility, the Borrower shall immediately reimburse the Agent for any such costs, charges or fees. Such right of reimbursement to be in addition to and not in limitation of customary cost and yield protection.

                    The Borrower may select interest periods of 1, 2, 3 or 6 months for LIBOR loans, subject to availability.

                    A penalty rate shall apply on all loans in the event of default at a rate per annum of 2% above the applicable interest rate.

                    The Applicable Margin, Commitment Fee and Letter of Credit Fees in effect on any day shall be determined based on the ratio of usage of the Credit Facility to the Borrowing Base in effect on such date in accordance with the table below.

LETTER OF
CREDIT FEES:        Letter of credit fees are due quarterly in arrears to be
                    shared proportionately by the Lenders. Fees will be determined on the date of issue and will be determined on a per annum basis from the table below plus a fronting fee of 0.125% per annum to be paid to Agent for its own account.
                    Fees will be calculated on the aggregate stated amount for each letter of credit for the stated duration thereof.

--------------------------------------------------------------------------------
QUICKSILVER RESOURCES INC.             9   NATIONSBANC MONTGOMERY SECURITIES LLC

ADDENDUM I                                                         CONFIDENTIAL

                    ---------------------------------------------------------------------------
                                                         Applicable    Commitment      L/C
                       Tier           Usage                Margin         Fee          Fee
                    ---------------------------------------------------------------------------
                       I   Less than or equal to  50%      100 bps      37.5 bps     100 bps
                    ---------------------------------------------------------------------------
                       II           Greater than  50%      125 bps      37.5 bps     125 bps
                           Less than or equal to  75%
                    ---------------------------------------------------------------------------
                       III          Greater than  75%      150 bps      37.5 bps     150 bps
                    ---------------------------------------------------------------------------

COST AND YIELD
PROTECTION:         The usual for transactions and facilities of this type,
                    including, without limitation, in respect of prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, withholding taxes, unavailability, reserves without proration or offset.

EXPENSES:           Borrower will pay all reasonable costs and expenses
                    associated with the preparation, due diligence, administration, syndication, production of tombstones and enforcement of all documents executed in connection with the Credit Facility, including without limitation, the legal fees of the Agent's counsel regardless of whether or not the Credit Facility is closed.



--------------------------------------------------------------------------------
QUICKSILVER RESOURCES INC.            10   NATIONSBANC MONTGOMERY SECURITIES LLC

P. O. Box 830104
Dallas, TX  75283-0104
Tel 214 508-1200



NATIONSBANK

July 7, 1998


Quicksilver Resources Inc.
1619 Pennsylvania Avenue
Fort Worth, Texas 76104
Attention:  Mr. Glenn Darden
            Vice President

     Re:  Senior Credit Facility

Dear Glenn:

This letter sets forth certain fees payable by Quicksilver Resources Inc. (the "Borrower") to Agent (as hereinafter defined) in connection with the financing described in the Commitment Letter dated July 7, 1998 (herein so called) executed by NationsBank, N.A. ("NationsBank" or "Agent"), NationsBanc Montgomery Securities LLC ("NMS") and you, pursuant to which NationsBank agreed to lend the entire $85,000,000 initial Borrowing Base of the revolving credit facility referenced in the Commitment Letter (the "Facility"). Terms defined in the Commitment Letter and Term Sheet are used herein as therein defined. By accepting this letter, you agree to pay or cause to be paid the non-refundable fees set forth in this letter in accordance with its terms and to abide by the other terms and conditions hereof.

Borrower shall pay the following fees to the Agent:

Underwriting and
Arrangement Fee:         An underwriting fee in the amount of $637,500.  Agent
                         acknowledges that such fee has previously been paid in full by Borrower.

                         The parties hereto acknowledge that the fee referenced in this paragraph shall be deemed earned upon syndication of the facility to one or more Banks (in addition to NationsBank); provided, however, in no event shall the failure of the parties to complete

July 7, 1998
Page 2


                         such syndication limit the right of NationsBank and NMS to retain such fees.

Agent's Fee:             An annual agent's fee in the amount of $35,000 shall be
                         payable by the Borrower to the Agent for its own account on March 31, 1999 and on each March 31 thereafter so long as the Facility is in effect.

The existence and terms of this letter shall be kept confidential to the extent provided in the Commitment Letter.

Please evidence your receipt of and agreement with this letter by signing a copy of this letter and returning it to the undersigned, together with the executed Commitment Letter.

Very truly yours,

NATIONSBANK, N.A.,
  Individually and as Administrative Agent


By:  /s/ J. Scott Fowler
     ------------------------------
     J. Scott Fowler,
     Vice President


NATIONSBANC MONTGOMERY SECURITIES LLC


By:   /s/ David E. Hunt
     ------------------------------
Name: David E. Hunt
     ------------------------------
Its:  Managing Director
     ------------------------------


Accepted and Agreed To:

QUICKSILVER RESOURCES INC.


By:  /s/ Glenn Darden
     ------------------------------
     Glenn Darden,
     Vice President